UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2014 Estimated average burden hours per response. . . 5.0
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2013

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)  TriMas Corporation (the “Corporation”) held its Annual Meeting of Shareholders on May 9, 2013 (“Annual Meeting”).

(b) There were a total of 39,676,531 shares of the Corporation’s common stock outstanding and entitled to vote at the Annual Meeting and there were 36,929,178 shares of common stock represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the results of the vote on each proposal were as follows:

Proposal 1.  Election of directors for a three year term:

	FOR	WITHHELD
Marshall A. Cohen	31,544,781	4,219,751
David M. Wathen	33,838,153	1,926,379

Proposal 2.  To ratify the appointment of Deloitte & Touche LLP as the Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2013:

FOR	AGAINST	ABSTAIN
36,828,278	96,410	4,490

Proposal 3.  To ratify the increase in the number of shares reserved for issuance under the 2011 TriMas Corporation Omnibus Incentive Compensation Plan by 2,000,000 shares:

FOR	AGAINST	ABSTAIN
34,936,073	795,668	32,791

Based on the votes set forth above, at the Annual Meeting, (i) each of the nominees were elected as directors; (ii) the Corporation's appointment of Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by the shareholders of the Corporation; and (iii) the Corporation's increase in the number of shares reserved for issuance under the 2011 TriMas Corporation Omnibus Incentive Compensation Plan by 2,000,000 shares was ratified by the shareholders of the Corporation.

(c)  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: May 14, 2013	By:	/s/ Joshua A. Sherbin
	Name:	Joshua A. Sherbin
	Title:	Vice President, General Counsel and Corporate Secretary